UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2009

Home Diagnostics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33027	22-2594392
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2400 NW 55th Court, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-677-9201

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 23, 2009, the Board of Directors (the "Board") of Home Diagnostics, Inc. (the "Company") appointed Joseph H. Capper as the Company’s new President, Chief Executive Officer and Director. Mr. Capper,45, recently served as President and Chief Executive Officer of CCS Medical, Inc., a medical supply management company, from 2003 to 2008. Prior to joining CCS, Mr. Capper worked with Bayer Healthcare’s diabetes care division where he served as the division’s national sales director. Mr. Capper also served as an officer in the U.S. Navy earlier in his career. He holds a Bachelor of Science in Accounting from West Chester University and an MBA in International Finance from George Washington University.

Employment Agreement with Joseph H. Capper - On February 23, 2009, (the "Effective Date"), the Company entered into an employment agreement (the "Employment Agreement") with Joseph H. Capper under which Mr. Capper will serve as the Company’s President and Chief Executive Officer. Mr. Capper’s Employment Agreement provides for a term commencing on the Effective Date and expiring on December 31, 2013. Under the terms of the Employment Agreement, Mr. Capper will devote all of his business time, attention and energies to the performance of his duties, to the business and affairs of the Company, and to promoting the best interests of the Company. Mr. Capper will be paid an annual base salary of $500,000, subject to annual increase at the discretion of the Board. Mr. Capper is eligible to receive an annual discretionary bonus of up to 50% of his base salary. In addition, each year during the term of the Employment Agreement, Mr. Capper is eligible to receive a separate annual special bonus payment of up to $250,000. The objectives for such special bonus shall be set annually by the Board of Directors, in its sole and absolute discretion. The 2009 special bonus objective shall be based on certain increases in the Company’s international net sales.

The Employment Agreement provides for the award of non-qualified stock options to purchase a total of 300,000 shares the Company’s Common Stock, pursuant to the Company’s 2006 Equity Incentive Plan (the "Plan"). The foregoing grant shall be awarded in two tranches, two hundred thousand (200,000) shares at an exercise price equal to $6.61 per share (the closing price of the Company’s Common Stock on the Effective Date) and one hundred thousand (100,000) shares to be granted at a price equal to the closing price of the Company’s Common Stock on the date of the Company’s 2010 annual meeting. These options expire on the seventh anniversary of the grant date and vest equally over a five year period. In addition, Mr Capper was awarded, pursuant to the Plan, Stock Appreciation Rights ("SAR") for the right to receive, upon exercise thereof, compensation, in stock, equal to the appreciation on Two Hundred Thousand (200,000) shares of the Company’s Common Stock. Such appreciation on each share shall equal the excess of (A) the fair market value of one share of the Company’s Common Stock on the date of exercise over (B) the base price of $6.61(the closing price of the Company’s Common Stock on the Effective Date).

The Employment Agreement may be terminated in the event of Mr. Capper’s death or "disability" (as defined in the Employment Agreement) during the term. If Mr. Capper dies or becomes disabled, then the Company will pay Mr. Capper: (i) his base salary through the date of such termination of employment and (ii) any annual bonus prorated through the date of termination. If Mr. Capper terminates his employment at any time during the term, for a reason other than "Good Reason" or is terminated by the Company for "Cause" (as such terms are defined in the Employment Agreement), he will only be entitled to payment of his base salary through the date of termination. If the Company terminates Mr. Capper's employment without Cause or if he resigns from his position for Good Reason, then: the Company will pay (i) his base salary through the date of termination; (ii) an amount equal to twelve (12) months’ base salary at the rate in effect at the time of such termination; and (iii) the amount of any bonus prorated through the date of termination. A copy of Mr. Capper’s Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Resignation of Director - In conjunction with Mr. Capper’s appointment as the Company’s new President and Chief Executive Officer and Director, J. Richard Damron, Jr. has resigned as the Company’s President, Chief Executive Officer and Director, effective February 23, 2009. In accordance with the terms of his employment agreement with the Company, dated as of November 6, 2008, Mr. Damron will continue to provide transitional support to the Company through March 31, 2009. Under the terms of his employment s agreement, Mr. Damron will be entitled to a severance payment of one year's base salary, or $546,000, and will be entitled to continue to participate in the Company’s health insurance plan, at the Company’s expense, until the earlier of August 21, 2019, or the date on which he and his wife are eligible for Medicare benefits.

A copy of Mr. Damron’s resignation letter to Mr. George Holley, Chairman of the Board, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. At the time of his resignation, Mr. Damron was not a member of any committees of the Company’s Board. Mr. Damron’s resignation was not due to a disagreement with the Company or any officer or director of the Company or on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events.

On February 23, 2009, the Company issued a press release announcing Mr. Capper’s appointment as its new President and Chief Executive Officer and the director changes discussed under item 5.02 above. A copy of the Company’s press release is filed herewith as Exhibit 99.2 and is hereby incorporated by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Diagnostics, Inc.

February 24, 2009	By:	/s/ Ronald L. Rubin

Name: Ronald L. Rubin
Title: Sr. Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement
99.1	J.Richard Damron Resignation Letter
99.2	Press release dated February 23, 2009